Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the inclusion in Item 9.01 of Amendment No. 1 to the Current Report on Form 8-K/A and the incorporation by reference in the Registration Statements on Form S-8 (No. 33-58747, No. 33-58743 and No. 333-121710) of AEP Industries, Inc. of our report dated December 26, 2011, with respect to the financial statements of Webster Industries Division of Chelsea Industries, Inc. as of and for the years ended December 25, 2010 and December 26, 2009.

/s/ Mayer Hoffman McCann P.C.
Boston, Massachusetts
December 29, 2011